SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WALTER INVESTMENT MANAGEMENT CORP.

(Exact Name of Registrants as Specified in Its Charter)

Maryland	13-3950486
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Name of Each Exchange
Title of each class	on Which Registered
Common Stock, $0.01 Par Value per Share	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

    Item 1. Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with Walter Investment Management Corp. (the “Registrant”), transferring the listing of its common stock, par value of $0.01 per share (the “Common Stock”), from the NYSE MKT to the New York Stock Exchange (the “NYSE”). The Common Stock is expected to be listed on the NYSE and to trade thereon on or around January 23, 2013 under the trading symbol “WAC.” The Registrant is voluntarily delisting its Common Stock from the NYSE MKT as of the close of business on or around January 23, 2013. Until that time, the Registrant’s Common Stock will continue to trade on the NYSE MKT.

The description of the Common Stock of the Registrant is incorporated herein by reference to the information set forth under the caption “Description of Capital Stock” in the Registration Statement on Form S-3 (File No. 333-179013) as filed by the Registrant with the Securities and Exchange Commission on January 13, 2012. These descriptions, together with any amendments, prospectuses, or reports filed for the purpose of updating such descriptions, are incorporated herein by reference.

    Item 2. Exhibits

Exhibit 3.1	Articles of Amendment and Restatement of Registrant, effective April 17, 2009*

Exhibit 3.2	By-Laws of Registrant, effective February 28, 2012*

Exhibit 4.1	Specimen common share certificate.*

*	Incorporated by reference to the identically numbered Exhibits to the Form 10-K filed with the Commission on March 9, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2013

WALTER INVESTMENT MANAGEMENT CORP.

By:	/s/ Stuart D. Boyd
Stuart D. Boyd, Vice President,
General Counsel & Secretary